EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “Report”) of Rayont Inc. (the “Company”) on Form 10-K for the period ending June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof, I, Marshini Aliya Moodley, Chief Financial Officer and I, Aleem Sheikh, Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 29, 2022	By	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
Chief Financial Officer

December 29, 2022		/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
Chief Executive Officer